                                                                    EXHIBIT 1(i)

                              THE MAINSTAY FUNDS

                             Amended and Restated
                         Establishment and Designation
                 of Additional Series of Shares of Beneficial
                      Interest, Par Value $0.01 Per Share

                                April 27, 1998


     RESOLVED, that the undersigned, being a majority of the Trustees of The MainStay Funds, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11 of the Declaration of Trust dated January 9, 1986, as amended and restated December 31, 1994 (the "Declaration of Trust"), hereby authorize the establishment of twenty -two series of the Trust, by dividing the shares of beneficial interest of the Trust into twenty-two series (each, a "Series", and collectively, the "Series"):

     RESOLVED FURTHER, that pursuant to Section 5.12 of the Declaration of Trust, each Series shall have such classes of shares (each, a "Class") as provided below; and

     RESOLVED FURTHER, that each Series and Class shall have the following special and relative rights:

          1.  The Series shall be designated:

               "MainStay Blue Chip Growth Fund"
               "MainStay California Tax Free Fund"
               "MainStay Capital Appreciation Fund"
               "MainStay Convertible Fund"
               "MainStay Equity Income Fund"
               "MainStay Equity Index Fund"
               "MainStay Global High Yield Fund""MainStay Government Fund" "MainStay Growth Opportunities Fund"
               "MainStay High Yield Corporate Bond Fund"
               "MainStay International Bond Fund"
               "MainStay International Equity Fund"
               "MainStay Money Market Fund"
               "MainStay New York Tax Free Fund"
               "MainStay Research Value Fund"
               "MainStay Small Cap Growth Fund"
               "MainStay Small Cap Value Fund"
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                                                                    EXHIBIT 1(i)


               "MainStay Strategic Income Fund"
               "MainStay Strategic Value Fund"
               "MainStay Tax Free Bond Fund"
               "MainStay Total Return Fund"
               "MainStay Value Fund"

     2. Each Series shall have initially two Classes, designated Class A and Class B, each, and any additional Classes, to have such special and relative rights, and be subject to such liabilities as may be provided for from time to time in the Trust's registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 and the Trust's Multiple Class Plan Pursuant to Rule 18f-3, each as amended from time to time.

     3. Each Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in its then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest of a Series ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of a Series or a Class shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to such Series, and shall be entitled to receive its pro rata share of net assets of such Series upon liquidation of the Series, all as provided in the Declaration of Trust. The proceeds of sales of Shares of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Series, unless otherwise required by law.

     4. Shareholders of all series of the Trust, including each Series, shall vote as a class on any matter, except to the extent otherwise required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interests of Shareholders of any series, including the Series or any Class, in which case only the Shareholders of such series or class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to a series if acted upon as provided in Rule 18f-2 under such Act or any successor rule and in the Declaration of Trust.

     5. The assets and liabilities of the Trust shall be allocated among the series of the Trust, including the Series, and between the Classes, as set forth in Sections 5.11 and 5.13 of the Declaration of Trust, except as described below.

          (a) Costs incurred by the Trust on behalf of a Series in connection with the organization and initial registration and public offering of Shares of such Series shall be amortized for a Series over the lesser of the life of the Series or the five
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                                                                    EXHIBIT 1(i)


        year period beginning with the month that such Series commences operations.

          (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series or class shall be allocated among the series of the Trust, including the Series, and/or between the Classes on the basis of their relative average daily net assets except where allocations of direct expenses can otherwise fairly be made.

          (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the series or classes of the Trust.

     6. The Trustees (including any successor Trustees) shall have the right as to any time and from time to time to reallocate assets and expenses or to change the designation of any series or class now or hereafter created, or to otherwise change the special and relative rights of any such series or class, provided that such change shall not adversely affect the rights of the Shareholders of such series or class.


  /s/ Donald K. Ross                          /s/ Nancy Maginnes Kissinger
  ----------------------------                -----------------------------
  Donald K. Ross                              Nancy Maginnes Kissinger


  /s/ Stephen C. Roussin                      /s/ Terry L. Lierman
  ----------------------------                -----------------------------
  Stephen C. Roussin                          Terry L. Lierman


  /s/ Harry G. Hohn                           /s/ John B. McGuckian
  ----------------------------                -----------------------------
  Harry G. Hohn                               John B. McGuckian


  /s/ Edward J. Hogan                         /s/ Donald E. Nickelson
  ----------------------------                -----------------------------
  Edward J. Hogan                             Donald E. Nickelson


  /s/ Richard M. Kernan, Jr.                  /s/ Richard S. Trutanic
  ----------------------------                -----------------------------
  Richard M. Kernan, Jr.                      Richard S. Trutanic



                            /s/ Walter W. Ubl
                         ---------------------------
                                Walter W. Ubl